Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release For immediate release Oct. 26, 2009	For more information contact: Investors: John Hobbs 1-800-858-5347 Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Third Quarter 2009

SEATTLE – Plum Creek Timber Company, Inc., (NYSE: PCL) today announced third quarter earnings of $19 million, or $0.12 per diluted share, on revenues of $294 million. Results for the quarter include a $2 million after-tax ($4 million pre-tax) pension settlement charge resulting from personnel reductions in 2009, primarily within the company’s manufacturing operations. The expense, net of tax, reduced earnings by $0.02 per share. Earnings for the third quarter of 2008 were $69 million, or $0.40 per diluted share, on revenues of $414 million.

Earnings for the first nine months of 2009 were $208 million, or $1.27 per diluted share, on revenues of $1.04 billion. Results for the first nine months of 2009 include approximately $13 million of after-tax ($21 million pre-tax) impairment, severance and pension settlement charges primarily associated with the downsizing of the company’s manufacturing operations. These items were offset somewhat by unrelated one-time tax benefits of approximately $8 million recorded in the first quarter of 2009. Combined, the downsizing items and unrelated tax benefits reduced net income by $5 million, or approximately $0.03 per diluted share.

Earnings for the first nine months of 2008 were $138 million, or $0.80 per diluted share, on revenues of $1.15 billion. Results for the first nine months of 2008 include the effect of a $6 million after-tax ($10 million pre-tax) impairment charge related to the company’s lumber manufacturing business that reduced net income by approximately $0.04 per diluted share.

Cash provided by operating activities during the first nine months of 2009 totaled $492 million. The company ended the third quarter with $351 million in cash and cash equivalents.

“Our third quarter results reflect some quarter-over-quarter pricing improvement in Pacific Northwest timber markets and stable prices in Southern markets,” said Rick Holley, president and chief executive officer. “The quarter’s results also reflect some benefit from our manufacturing downsizing, and our cost management efforts.

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Plum Creek Timber Company Reports Results

“Timber markets appear to have stabilized in most cases, and we have experienced some modest log price improvement in some regions. The company remains well positioned with a strong balance sheet and excellent liquidity,” continued Holley.

Review of Operations

The Northern Resources segment reported a $3 million operating profit during the quarter compared to the $12 million profit of the same period of 2008. Low residential construction activity and the effects of the recession continue to influence softwood sawlog markets. Despite improving sawlog prices during the third quarter, average sawlog prices in the Northern Resources segment were approximately 25 percent lower than the prevailing prices during the third quarter of 2008. Average pulpwood prices within the segment declined approximately 15 percent when compared to the third quarter of 2008. The company maintained its slower sawlog harvest pace rather than sell into weak markets. As a result, the segment’s third-quarter sawlog harvest was 196,000 tons, or 24 percent, lower than the segment’s third-quarter 2008 harvest, reducing operating income by approximately $3 million. The segment’s pulpwood harvest declined 5 percent, or 34,000 tons, compared to the same period of 2008.

Operating profit in the Southern Resources segment was $21 million for the third quarter of 2009 compared to $29 million for the same period of 2008. Segment operating profit was comparable to the third quarter of 2008 after taking into consideration the $8 million of earnings provided by the timberlands contributed to a venture with The Campbell Group in late 2008. The lands contributed to the venture accounted for approximately 250,000 tons of sawlogs and 255,000 tons of pulpwood during the third quarter of 2008. Prices for both sawlogs and pulpwood held steady at second-quarter levels. However, sawlog prices were 13 percent lower and pulpwood prices were 5 percent lower than the third quarter of 2008.

The Real Estate segment reported total revenue of $73 million and operating income of $20 million. The $73 million of revenue includes a $25 million land exchange with the Washington State Department of Natural Resources. This non-cash, value-for-value exchange had no impact to earnings or cash flow. Third quarter 2008 Real Estate segment revenue was $108 million resulting in operating income of $73 million.

Approximately 60,000 acres of rural lands were sold during the third quarter of 2009. Rural land sales included approximately 5,550 acres of small, non-strategic timberlands valued at approximately $970 per acre and sales of approximately 10,400 acres of recreation lands that captured average values of more than $2,100 per acre. Conservation sales totaled $15 million and consisted of approximately 44,000 acres of Maine lands, a portion of which was associated with the approval of the company’s Concept Plan for the Moosehead Lake region. Approximately 500 acres of development-quality lands were sold for approximately $9,200 per acre.

The Manufacturing segment reported a $1 million operating loss after recording the $4 million pension settlement charge mentioned above. The segment reported a $4 million operating loss for the third quarter of 2008. The downsizing of the company’s lumber operations resulted in a significant improvement in its contribution to the profitability of the segment while the company’s Medium Density Fiberboard (MDF) product line posted improved results compared to the third quarter of 2008. Income from the plywood operations declined due to lower prices and demand for industrial-grade plywood.

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Plum Creek Timber Company Reports Results

Outlook

The company continues to defer harvests in response to weak pricing for sawlogs. Fourth-quarter harvest levels for both sawlogs and pulpwood are expected to remain below the levels of the fourth quarter of 2008. As a result, the company expects its 2009 harvest to be approximately 15.5 million tons.

The fourth-quarter Real Estate segment sales are expected to be between $60 million and $75 million.

The manufacturing segment is expected to report breakeven performance during the fourth quarter as the company manages production to match seasonally weaker demand.

The company expects to report fourth-quarter income between $0.12 and $0.17 per share, resulting in full-year 2009 earnings between $1.39 and $1.44 per share.

“We have a sound balance sheet, are preserving capital, and are managing the business consistent with our focus on long term value creation. Our asset diversification and financial capacity provide the ability to preserve the value of our assets and benefit when our markets enter a sustained recovery. Effective capital allocation remains our top priority and we continue to evaluate all our alternatives to grow the per share value of an investment in Plum Creek,” Holley concluded.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Oct. 26, at 5 p.m. EDT (2 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Web site at www.plumcreek.com by clicking on the “Investors” link.

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 73945009.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek’s Web site at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with approximately 7 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.

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Plum Creek Timber Company Reports Results

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Nine Months Ended
	September 30, 2009	September 30, 2008
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$414	$587
Real Estate	419	217
Manufacturing	189	330
Other	14	19

Total Revenues	1,036	1,153

Costs and Expenses:
Cost of Goods Sold:
Timber	326	420
Real Estate	179	69
Manufacturing	205	345
Other	1	2

Total Cost of Goods Sold	711	836
Selling, General and Administrative	75	94

Total Costs and Expenses	786	930

Other Operating Income (Expense), net	—	2

Operating Income	250	225

Equity Earnings from Timberland Venture	43	—

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	69	105
Interest Expense (Note Payable to Timberland Venture)	43	—

Total Interest Expense, net	112	105

Gain on Extinguishment of Debt	1	—

Income before Income Taxes	182	120

Benefit for Income Taxes	(26)	(18)

Net Income	$208	$138

Per Share Amounts:

Net Income per Share - Basic	$1.27	$0.81
Net Income per Share - Diluted	$1.27	$0.80

Weighted Average Number of Shares Outstanding
- Basic	163.5	171.3
- Diluted	163.6	171.8

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended
	September 30, 2009	September 30, 2008
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$152	$194
Real Estate	73	108
Manufacturing	65	104
Other	4	8

Total Revenues	294	414

Costs and Expenses:
Cost of Goods Sold:
Timber	120	144
Real Estate	51	33
Manufacturing	65	105
Other	—	1

Total Cost of Goods Sold	236	283
Selling, General and Administrative	20	31

Total Costs and Expenses	256	314

Other Operating Income (Expense), net	—	(1)

Operating Income	38	99

Equity Earnings from Timberland Venture	14	—

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	22	35
Interest Expense (Note Payable to Timberland Venture)	14	—

Total Interest Expense, net	36	35

Income before Income Taxes	16	64

Benefit for Income Taxes	(3)	(5)

Net Income	$19	$69

Per Share Amounts:

Net Income per Share - Basic	$0.12	$0.40
Net Income per Share - Diluted	$0.12	$0.40

Weighted Average Number of Shares Outstanding
- Basic	162.8	171.2
- Diluted	162.9	171.8

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2009	December 31, 2008
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$351	$369
Accounts Receivable	32	22
Like-Kind Exchange Funds Held in Escrow	—	48
Taxes Receivable	6	23
Inventories	48	74
Deferred Tax Asset	8	11
Real Estate Development Properties	1	4
Assets Held for Sale	35	137
Other Current Assets	15	11

	496	699

Timber and Timberlands, net	3,585	3,638
Property, Plant and Equipment, net	159	177
Equity Investment in Timberland Venture	189	199
Deferred Tax Asset	21	—
Investment in Grantor Trusts (at Fair Value)	29	25
Other Assets	41	42

Total Assets	$4,520	$4,780

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$51	$158
Accounts Payable	35	35
Interest Payable	37	30
Wages Payable	16	28
Taxes Payable	22	18
Deferred Revenue	22	17
Other Current Liabilities	15	21

	198	307

Long-Term Debt	1,696	1,793
Line of Credit	264	231
Note Payable to Timberland Venture	783	783
Deferred Tax Liability	—	4
Other Liabilities	83	90

Total Liabilities	3,024	3,208

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 162.8 at September 30, 2009, and 166.0 at December 31, 2008	2	2
Additional Paid-In Capital	2,232	2,225
Retained Earnings	150	149
Treasury Stock, at cost, Common Shares - 24.8 at September 30, 2009, and 21.5 at December 31, 2008	(860)	(773)
Accumulated Other Comprehensive Income (Loss)	(28)	(31)

Total Stockholders’ Equity	1,496	1,572

Total Liabilities and Stockholders’ Equity	$4,520	$4,780

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30, 2009	September 30, 2008
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$208	$138
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization (includes $10 Lumber Impairment Loss in 2009 and 2008)	85	109
Basis of Real Estate Sold	139	49
Equity Earnings from Timberland Venture	(43)	—
Distributions from Timberland Venture	53	—
Expenditures for Real Estate Development	(1)	(6)
Deferred Income Taxes	(21)	(11)
Gain on Extinguishment of Debt	(1)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(5)	17
Pension Plan Contributions	(8)	(7)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	48	(69)
Income Tax Receivable	17	—
Other Working Capital Changes	12	(1)
Other	9	6

Net Cash Provided By Operating Activities	492	225

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(45)	(47)
Timberlands Acquired	(1)	(65)
Other	—	(1)

Net Cash Used In Investing Activities	(46)	(113)

Cash Flows From Financing Activities:
Dividends	(207)	(216)
Borrowings on Line of Credit	695	1,275
Repayments on Line of Credit	(662)	(1,399)
Proceeds from Issuance of Long-Term Debt	—	250
Principal Payments and Retirement of Long-Term Debt	(203)	(50)
Proceeds from Stock Option Exercises	—	14
Acquisition of Treasury Stock	(87)	(51)

Net Cash Used In Financing Activities	(464)	(177)

Increase (Decrease) In Cash and Cash Equivalents	(18)	(65)
Cash and Cash Equivalents:
Beginning of Period	369	240

End of Period	$351	$175

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
	September 30, 2009	September 30, 2008
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$19	$69
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	28	33
Basis of Real Estate Sold	21	27
Equity Earnings from Timberland Venture	(14)	—
Distributions from Timberland Venture	28	—
Expenditures for Real Estate Development	—	(1)
Deferred Income Taxes	—	(3)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(1)	(1)
Pension Plan Contributions	(8)	(7)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	(8)
Other Working Capital Changes	20	16
Other	5	6

Net Cash Provided By Operating Activities	98	131

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(17)	(18)
Timberlands Acquired	(1)	(64)
Other	—	(1)

Net Cash Used In Investing Activities	(18)	(83)

Cash Flows From Financing Activities:
Dividends	(69)	(72)
Borrowings on Line of Credit	264	520
Repayments on Line of Credit	(206)	(457)
Principal Payments and Retirement of Long-Term Debt	(65)	(3)
Proceeds from Stock Option Exercises	—	13
Other	—	1

Net Cash Provided By (Used In) Financing Activities	(76)	2

Increase (Decrease) In Cash and Cash Equivalents	4	50
Cash and Cash Equivalents:
Beginning of Period	347	125

End of Period	$351	$175